EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

GK Intelligent Systems, Inc.
Houston, Texas

        We hereby consent to the use in this Registration Statement of our report dated August 29, 1997, relating to the financial statements of GK Intelligent Systems, Inc. which is contained herein. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

        We also consent to the reference to us under the capition "Experts" in the Registration Statement.

                                                  BDO SEIDMAN, LLP

Houston, Texas
October 2, 1997